[LOGO]  HACKER, JOHNSON & SMITH PA
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        Fort Lauderdale                             Certified Public Accountants
        Orlando
        Tampa


                        Independent Accountant's Consent



The Board of Directors
FloridaFirst Bancorp, Inc.
Lakeland, Florida


We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to the FloridaFirst Bancorp, Inc.'s 1999 Stock Option Plan and FloridaFirst Bank Restricted Stock Plan filed March 2, 2001 (Registration Statement No. 333-56420), of our report dated November 2, 2001, relating to the consolidated statements of financial condition of FloridaFirst Bancorp, Inc. as of September 30, 2001 and 2000, and the related consolidated statements of earnings, stockholder's equity and comprehensive income and cash flows for each of the years in the three-year period ended September 30, 2001, which report appears in the September 30, 2001, annual report on Form 10-K of FloridaFirst Bancorp, Inc.


/s/HACKER, JOHNSON & SMITH PA
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HACKER, JOHNSON & SMITH PA
Tampa, Florida
December 19, 2001






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500 North Westshore Boulevard, Post Office Box 20368, Tampa, Florida 33622-0368, (813) 286-2424
Member of American Institute of Certified Public Accountants SEC Practice Section
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